UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 8, 2006
Gray Television, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

1-13796	58-0285030

(Commission File Numbers)	(IRS Employer Identification No.)

4370 Peachtree Road, Atlanta, Georgia	30319

(Address of Principal Executive Offices)	(Zip Code)
404-504-9828
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The information set forth under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
On November 8, 2006, Gray Television, Inc. (“Gray”) issued a press release reporting its financial results for the third quarter ended September 30, 2006. The Comments on Guidance section of the release contained an error concerning Gray's projected fourth quarter local and national advertising revenues.
Also on November 8, 2006, Gray issued a second press release which identified the erroneous text in the earlier press release and provided the corrected text. In an effort to highlight the erroneous text and the correction, this second release did not contain all text from the earlier press release.
Gray has posted the corrected full text version of the erroneous release to its website at www.gray.tv. By posting the corrected full text to Gray's website, the public will be able to access a single document for all information as corrected.
A copy of the full text corrected press release as posted to Gray's website is hereby attached as Exhibit 99.1 and incorporated herein by reference.
A copy of the initial press release is hereby attached as Exhibit 99.2 and incorporated herein by reference.
A copy of the correcting press release is hereby attached as Exhibit 99.3 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1    Corrected full text of press release as posted to Gray's website on November 9. 2006.
99.2    Press release issued by Gray with error on November 8, 2006
99.3    Correcting press release issued by Gray on November 8, 2006.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television Inc.

November 8, 2006	By:	James C. Ryan

	Name:	James C. Ryan
	Title:	Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit No.	Description

99.1	Corrected full text of press release as posted to Gray's website on November 9, 2006
99.2	Press release issued by Gray with error on November 8, 2006
99.3	Correcting press release issued by Gray on November 8, 2006